                                                                       EXHIBIT 1


                                CAPSTAR HOTEL COMPANY

                                UNDERWRITING AGREEMENT

                               [FOR DEBT SECURITIES -
                                 STANDARD PROVISIONS
                                  (DEBT SECURITIES)]
    August __, 1997

    [FOR DEBT SECURITIES USE -- From time to time, CapStar Hotel Company, a Delaware corporation (the "Company"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein sometimes referred to as this Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.]

[FOR COMMON OR PREFERRED STOCK USE --

______________________
______________________
______________________
As Representatives of the several
  Underwriters named in Schedule 1,
c/o



Dear Sirs:

    CapStar Hotel Company, a Delaware corporation (the "Company"), together with certain stockholders of the Company named in Schedule 2 hereto (the "Selling Stockholders"), propose to sell an aggregate of _________ shares (the "Firm Stock") of the Company's [IF AN OFFERING COMMON STOCK USE-- Common Stock, par value $.01 per share (the "Common Stock")][IF AN OFFERING OF PREFERRED STOCK USE-- __% Preferred Stock, par value __ per share (the "Preferred Stock") -- AND CONFORM THROUGHOUT]. [IF SECONDARY OFFERING, INSERT --Of the ____________ shares of the [Firm] Stock, ________ are being sold by the Company and ________ by the Selling Stockholders.] In addition, the Company proposes to grant to the Underwriters named in Schedule 1 hereto (the "Underwriters") an option to purchase up to an additional ________ shares of the Common Stock on the terms and for the purposes set forth in Section 3 (the "Option Stock"). The Firm Stock and the Option Stock, if

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purchased, are hereinafter collectively called the "Offered Securities."  [IF AN
OFFERING OF CONVERTIBLE PREFERRED STOCK, INSERT -- The shares of Preferred Stock are convertible into shares of Common Stock, par value $___ per share (the "Common Stock") of the Company, upon the terms and subject to the conditions and adjustments set forth in the Certificate of Designations relating thereto (the "Certificate of Designations"), at a conversion price of $___ per share.] [IF
AN OFFERING OF CONVERTIBLE EXCHANGEABLE PREFERRED STOCK, INSERT -- The Shares of Preferred Stock are also exchangeable at the option of the Company into [INSERT THE TITLE OF THE DEBENTURES ISSUABLE IN EXCHANGE FOR THE PREFERRED STOCK] (the "Debentures") at a rate of ____ principal amount of Debentures for each share of Preferred Stock, subject to adjustment under certain circumstances. The Debentures are to be issued pursuant to an Indenture (the "Indenture") to be entered into between the Company and [INSERT NAME OF INDENTURE TRUSTEE] as trustee, the form of which has been filed as an exhibit to the Registration Statement (as defined below).] This is to confirm the agreement concerning the purchase of the Offered Securities from the Company and the Selling Stockholder by the Underwriters named in Schedule 1 hereto (the "Underwriters").

         [It is understood by all parties that the Company and the Selling Stockholder are concurrently entering into an agreement dated the date hereof (the "International Underwriting Agreement") providing for the sale by the Company and the Selling Stockholder of an aggregate of ________ shares of Common Stock (the "International Firm Stock"), together with an over-allotment option thereunder to purchase up to an additional ______ shares of Common Stock from the Company (the "International Option Stock"; the International Firm Stock and International Option Stock, if purchased, are hereinafter collectively called "International Offered Securities") through arrangements with certain underwriters outside the United States (the "International Managers"), for whom _________________, _______________ and __________ are acting as lead managers.
The U.S. Underwriters and the International Managers simultaneously are entering into an agreement among the U.S. and international underwriting syndicates (the "Agreement Between U.S. Underwriters and International Managers") which provides for, among other things, the transfer of shares of Common Stock between the two syndicates. Two forms of prospectus are to be used in connection with the offering and sale of shares of Common Stock contemplated by the foregoing, one relating to the Offered Securities and the other relating to the International Offered Securities. The latter form of prospectus will be identical to the former except for certain substitute pages as included in the registration statement and amendments thereto referred to below. Except as used in Sections 3, 4, 5, 12, and 13 herein, and except as the context may otherwise require, references herein to the Offered Securities shall include all the shares of the Common Stock which may be sold pursuant to either this Agreement or the International Underwriting Agreement, and references herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both the U.S. and the international versions thereof.]

                                          2


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         At or prior to August 23, 1996, the Company completed a series of transactions described under the heading "The Formation Transactions" in that certain prospectus dated August 20, 1996, relating to the initial public offering of 9,250,000 shares of Common Stock of the Company (the "IPO Prospectus"). As part of these transactions, the Company and CapStar LP Corporation ("CapStar Sub") became the sole partners of CapStar Management Company, L.P., as governed by an amended and restated Agreement of Limited Partnership (the "Operating Partnership"), and the Operating Partnership was restructured to own, directly or indirectly, all of the properties and other assets previously owned, directly or indirectly, by EquiStar Hotel Investors, L.P. and CapStar Management Company, L.P. (as constituted as of August 20, 1996, "CapStar Management"), and their respective subsidiaries, including owned hotel properties or interests therein and management agreements with hotels. As used herein the term "Formation Transactions" shall mean the occurrence of all the events described in the IPO Prospectus under the heading "The Formation Transactions," the execution of acquisition agreements for the Additional Hotels (as defined in the IPO Prospectus) and the other transactions related thereto, and the term "Predecessor Entities" shall mean the subsidiaries of EquiStar Hotel Investors, L.P. together with CapStar Management and its subsidiaries for all periods prior to the consummation of the Formation Transactions.

         1. Representations, Warranties and Agreements of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, represent, warrant and agree that:

         (a) A registration statement on Form S-3 (333-_____), and amendments thereto, with respect to the Offered Securities has (i) been prepared by the Company in conformity with the requirements of the United States Securities Act of 1933 (the "Securities Act") and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act [IF AN OFFERING OF CONVERTIBLE EXCHANGEABLE PREFERRED STOCK, INSERT -- ; and the Indenture shall have been qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act")]. Copies of such registration statement and the amendments thereto have been delivered by the Company to you as the representatives (the "Representatives") of the Underwriters. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration

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              statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including any documents incorporated by reference therein at such time and all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 6 hereof and deemed to be a part of the registration statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; "Base Prospectus" means the prospectus included in the Registration Statement; "Prospectus Supplement" means the prospectus supplement filed with, transmitted for filing to, or promptly hereafter filed with or transmitted for filing to, the Commission, specifically relating to the Offered Securities; and "Prospectus" means such final prospectus, consisting of the Base Prospectus and together with the Prospectus Supplement, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Rules and Regulations. Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the United States Securities Exchange Act of 1934 (the "Exchange Act") after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. Any registration statement (including any amendment or supplement thereto or information which is deemed part thereof) filed by the Company to register additional shares of Common Stock of the Company under Rule 462(b) of the Securities Act ("Rule 462(b) Registration Statement") shall be deemed a part of the Registration Statement. Any prospectus (including any amendment or supplement thereto or information which is

                                          4


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              deemed to part thereof) included in a Rule 462(b) Registration
              Statement and any term sheet as contemplated by Rule 434 of the Rules and Regulations (a "Term Sheet") shall be deemed to be part of the Prospectus. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

         (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED that no representation or warranty is made as to (i) information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein [FOR DEBT SECURITIES ADD -- or (ii) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee].

         (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a

                                          5


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              material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         (d)  The Company and each of its subsidiaries (as defined in Section
              17) and each Predecessor Entity have been duly organized and are validly existing as corporations, general or limited partnerships or limited liability companies, as the case may be, in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing as foreign corporations, limited partnerships or limited liability companies, as the case may be, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged;

         (e) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and any shares of Common Stock, any shares of Preferred Stock, any Debt Securities and any Warrants (other than the Offered Securities to be offered and sold by the Company hereunder) that are outstanding or will be issued on or prior to the First Delivery Date were or will be offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws); and all of the issued shares of capital stock, partnership interests or limited liability company membership interests, as the case may be, of each subsidiary of the Company have been duly and validly authorized and issued and (except for partnership interests of general partners and except to the extent the limited liability company agreements governing the respective limited liability companies provide otherwise) are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except for liens in favor of Bankers Trust Company and/or any of its affiliates to secure indebtedness.

         [FOR STOCK USE -- (f)    The unissued shares of the Offered Securities
              to be issued and sold by the Company to the Underwriters hereunder [and under the International

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              Underwriting Agreement] have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein [and in the International Underwriting Agreement] will be duly and validly issued, fully paid and non-assessable; [IF AN OFFERING OF CONVERTIBLE PREFERRED STOCK, INSERT HERE AND ELSEWHERE IN THIS PARAGRAPH AS INDICATED -- all of the shares of Common Stock issuable upon conversion of the Offered Securities [IF AN OFFERING OF CONVERTIBLE EXCHANGEABLE PREFERRED STOCK, INSERT HERE AND ELSEWHERE IN THIS PARAGRAPH AS INDICATED -- or the Debentures] have been duly and validly authorized and reserved for issuance upon such conversion and, when issued and delivered in accordance with the terms of the Certificate of Designations [IF AN OFFERING OF CONVERTIBLE EXCHANGEABLE PREFERRED STOCK, INSERT -- or Indenture, as applicable,] will be duly and validly issued, fully paid and non-assessable;] and the Offered Securities [and the Common Stock issuable upon conversion of the Offered Securities [or the Debentures]] will conform to the descriptions thereof contained in the Prospectus.]

         [IF AN OFFERING OF CONVERTIBLE EXCHANGEABLE PREFERRED STOCK, INSERT  -
              - (g) The Indenture has been duly authorized, and when duly executed by the proper officers of the Company (assuming due execution and delivery by the Trustee) and delivered by the Company will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing; and the Debentures have been duly authorized, and, when duly executed, authenticated, issued and delivered as contemplated upon exchange for the Stock as provided in the Certificate of Designations and the Indenture, will be duly and validly issued and outstanding, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair

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              dealing; and the Debentures, when issued and delivered, will conform to the description thereof contained in the Prospectus.]

         (h) The partnership interests of the Operating Partnership ("Units") transferred to the Company and CapStar Sub in connection with the Formation Transactions, have been duly authorized for issuance by the Operating Partnership, at the closing of the Formation Transactions were the only Units outstanding and are validly issued and fully paid, and, except as otherwise described in the Prospectus, are the only Units outstanding.

         (i) This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

         [FOR DEBT SECURITIES-- (j)    The Indenture pursuant to which the
              Offered Securities are to be issued has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or the effect of general principles of equity, including the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law.]

         [FOR DEBT SECURITIES-- (k)    The Offered Securities have been duly
              authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws relating to or affecting creditors' rights generally or the effect of general principals of equity, including the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law.]

         (l) The execution, delivery and performance of this Agreement [FOR DEBT SECURITIES-- , the Indenture and the Offered Securities] by the Company and the Operating Partnership and the consummation of the transactions contemplated hereby [, and thereby,] will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default

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              under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries or any Predecessor Entity is a party or by which the Company or any of its subsidiaries or any Predecessor Entity is bound or to which any of the property or assets of the Company or any of its subsidiaries or any Predecessor Entity is subject, nor will such actions result in any violation of the provisions of the charter, by-laws, partnership agreement or operating agreement of the Company, any of its subsidiaries or any Predecessor Entity or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any of its subsidiaries or any Predecessor Entity or any of their properties or assets; and except for the registration of the Offered Securities under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable state securities laws in connection with the purchase and distribution of the Offered Securities by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body or any other person is required for the execution, delivery and performance of this Agreement [FOR DEBT SECURITIES-- , the Indenture or the Offered Securities] by the Company or the Operating Partnership, the consummation of the transactions contemplated hereby [and thereby].

         (m) Except as set forth in the Prospectus, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any unissued shares of the Offered Securities to be issued and sold by the Company to the Underwriters hereunder pursuant to the Company's charter or by-laws or any agreement or other instrument;

         (n) Except as set forth in the Prospectus, there will be no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting of, any of the partnership interests in the Operating Partnership pursuant to the Operating Partnership's Agreement of Limited Partnership, as restated and amended, or any agreement or other instrument to which the Company is a party;

         (o) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which

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              have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

         (p) Except as described in the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

         (q) None of the Company, any of its subsidiaries or any Predecessor Entity has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, other than as set forth or contemplated in the Prospectus, (i) there has been no material adverse change in the financial condition, results of operation or business of the Company, the Operating Partnership, any subsidiary of the Company or any Predecessor Entity, whether or not arising in the ordinary course of business, (ii) no material casualty loss or material condemnation or other material adverse event with respect to any Property has occurred, (iii) there have been no transactions or acquisition agreements entered into by the Company, the Operating Partnership or any subsidiary of the Company other than those in the ordinary course of business, which are material with respect to such entity, (iv) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or by the Operating Partnership with respect to its partnership interests and (v) there has been no change in the capital stock of the Company or the partnership interests of the Operating Partnership, or any increase in the indebtedness of the Company, the Operating Partnership or any subsidiary.

         (r) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated herein.

         (s) KPMG Peat Marwick LLP, who have certified certain financial statements of the Company and the Predecessor Entities, whose reports appear in the Prospectus or is incorporated by reference therein and who have delivered the initial letter referred to in
              Section 9(h) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations; and _______________ , whose report appears in the Prospectus or is incorporated by reference therein and who have delivered the initial letter referred to in Section 9(i) hereof, were independent accountants as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported contained or incorporated in the Prospectus.


         (t) The Company and each of its subsidiaries have or will have on the First Delivery Date good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries. There shall be issued and outstanding with respect to each of the Owned Hotels (as defined in the Prospectus) an ALTA form of owner's title insurance policy (or local equivalent with respect to those Owned Hotels located in jurisdictions where an ALTA form of owner's title insurance policy is not available) insuring the fee simple estate of the applicable subsidiary of the Company in the Owned Hotel owned by such subsidiary in an amount at least equal to the acquisition price of such Owned Hotel and each such title insurance policy will continue to be in full force and effect immediately following the consummation of the Offering.

         (u) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

         (v) Each of the Company, its subsidiaries and the Predecessor Entities possesses such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such certificates, authorizations or permits would not have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries (a "Material Adverse Effect"), and none of the Company, any of its subsidiaries or any Predecessor Entity has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would have a Material Adverse Effect.

         (w) The Company, each of its subsidiaries and each Predecessor Entity own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, franchises, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

         (x) There are no legal or governmental proceedings pending to which the Company, any of its subsidiaries or any Predecessor Entity is a party or of which any property or assets of the Company, any of its subsidiaries or any Predecessor Entity is the subject which could reasonably be expected to have a Material Adverse Effect; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

         (y) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

         (z) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement.

         (aa) No relationship, direct or indirect, exists between or among the Company, the Operating Partnership, any subsidiary of the Company, or any Predecessor Entity, on the one hand, and the directors, officers, stockholders of the Company, or customers or suppliers of the Company, or customers or suppliers of the Operating Partnership, on the other hand, which is required to be described in the Prospectus which is not so described.

         (ab) There is (i) no material unfair labor practice complaint pending against the Company, its subsidiaries or any Predecessor Entity nor, to the best knowledge of the Company, threatened against any of them before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company, its subsidiaries or any Predecessor Entity or, to the best knowledge of the Company, threatened against any of them,
              (ii) no material strike, labor dispute, slowdown or stoppage pending against the Company, its subsidiaries or any Predecessor Entity nor, to the best knowledge of the Company, threatened against the Company, its subsidiaries or any Predecessor Entity which might be expected to have a Material Adverse Effect.

         (ac) None of the Company, any subsidiary or any Predecessor Entity has violated any safety or similar law applicable to its business nor any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws which in each case might result in a Material Adverse Effect.

         (ad) The Company, its subsidiaries and each Predecessor Entity are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income

              Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company, any of its subsidiaries or any Predecessor Entity would have any liability; the Company, its subsidiaries and each Predecessor Entity have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company, any of its subsidiaries or any Predecessor Entity would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

         (ae) The Company, each of its subsidiaries and each Predecessor Entity has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company, any of its subsidiaries or any Predecessor Entity which has had (nor does the Company have any knowledge of) any tax deficiency which, if determined adversely to the Company, any of its subsidiaries or any Predecessor Entity, might have a Material Adverse Effect; the amounts currently set up as provisions for taxes or otherwise by the Company and its subsidiaries on their books and records are sufficient for the payment of all their unpaid federal, foreign, state, county and local taxes accrued through the dates as of which they speak, and for which the Company and its subsidiaries may be liable in their own right or as a transferee of the assets of, or as successor to any other corporation, association, partnership, joint venture or other entity.

         (af) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company and its subsidiaries have not (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

         (ag) The Company, its subsidiaries, and the Predecessor Entities (i) make and keep accurate books and records and (ii) maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of their financial statements and to maintain accountability for their assets, (C) access to their books, records and accounts is permitted only in accordance with management's authorization and (D) the reported accountability for their assets is compared with existing assets at reasonable intervals.

         (ah) None of the Company, any of its subsidiaries or any Predecessor Entity is, or will be, (i) in violation of its charter, by-laws, partnership agreement or operating agreement, (ii) in default in any material respect, and no event has or will have occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has or will have failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, which violation or failure could reasonably be expected to have a Material Adverse Effect.

         (ai) None of the Company, any of its subsidiaries or any Predecessor Entity, or any director, officer, agent, employee or other person associated with or acting on behalf of the Company, any of its subsidiaries or any Predecessor Entity, has used any corporate, partnership or limited liability company funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

         (aj) There has been no storage, disposal, generation, manufacture, refinement, installation, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes, petroleum or petroleum products (including crude oil or any fraction thereof), hazardous substances or any other substances which pose a hazard to human health, safety, natural resources, industrial hygiene or the environment or which cause or threaten to cause a nuisance by the Company, any of its subsidiaries, or any Predecessor Entity (or, to the knowledge of the Company, by any of their predecessors in interest or by any other entity) at, upon or from any of the property now or previously owned or leased by the Company, its subsidiaries or any Predecessor Entity except to the extent commonly used in the normal operations of such property, in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require investigation, monitoring, removal action, corrective action, remedial action or other response action ("response action") under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or response action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and response actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release or threatened release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes, petroleum or petroleum products (including crude oil or any fraction thereof), hazardous substances or any other substances which pose a hazard to human health, safety, natural resources, industrial hygiene or the environment or which cause or threaten to cause a nuisance, except for any such spill, discharge, leak, emission, injection, escape, dumping or release or threatened release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings, releases and threatened releases, a Material Adverse Effect; and the terms "hazardous wastes," "solid wastes," "toxic wastes," "hazardous substances," "petroleum," "petroleum products" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

         (ak) Neither the Company nor any subsidiary is, or will be as a result of the offer and sale of the Offered Securities hereunder, an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

         2. Representations, Warranties and Agreements of the Selling Stockholders. Each of the Selling Stockholders severally represents, warrants and agrees that:

         (a) The Selling Stockholder has, and immediately prior to the First Delivery Date the Selling Stockholder will have, good and valid title to the Offered Securities to be sold by the Selling Stockholder hereunder on such date, free and clear of all liens, encumbrances, equities or claims; and upon delivery of such shares and payment therefor pursuant hereto, good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

         (b) The Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement; the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor will such actions result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder; and, except for the registration of the Offered Securities under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Offered Securities by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby.

         (c) The Registration Statement and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the representations and warranties in this subsection shall only apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information relating to the Selling Stockholder furnished in writing to the Company or the Underwriters by the Selling Stockholder expressly for use in the Registration Statement or Prospectus.

         (d) The Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Offered Securities.

         [FOR DEBT SECURITIES USE -- 3.     Public Offering.  The Company is
advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Offered Securities as soon after this Agreement has been entered into as in the Manager's judgment is advisable. The terms of the public offering of the Offered Securities is set forth in the Prospectus.]

         [FOR DEBT SECURITIES USE -- 4.     Purchase and Delivery.  Payment for
the Offered Securities shall be made by certified or official bank check or checks payable to the order of the Company in New York Clearing House funds (same day funds) at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Offered Securities, registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of deliver, with any transfer taxes payable in connection with the transfer of the Offered Securities to the Underwriter duly paid.

         [FOR STOCK USE -- 3.     Purchase of the Offered Securities by the
Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell ________ shares of the Firm Stock and the Selling Stockholders agree to sell the number of shares of the Firm Stock set opposite [its/his/her] name in Schedule 2 hereto, severally and not jointly, to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set opposite that Underwriter's name in Schedule 1 hereto. Each Underwriter shall be obligated to purchase from the Company, and from the Selling Stockholders, that number of shares of the Firm Stock which represents the same proportion of the number of shares of the Firm Stock to be sold by the Company, and by the Selling Stockholders, as the number of shares of the Firm Stock set forth opposite the name of such Underwriter in Schedule 1 represents of the total number of shares of the Firm Stock to be purchased by all of the Underwriters pursuant to this Agreement. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.


         In addition, the Company grants to the Underwriters an option to purchase up to _______ shares of Option Stock. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 4 hereof. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set opposite the name of such Underwriters in
Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Stock shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts. The price of both the Firm Stock and any Option Stock shall be $____ per share.

         [IF THE COMPENSATION PAYABLE TO THE UNDERWRITERS IS SEPARATELY STATED AS AN UNDERWRITING COMMISSION, RATHER THAN AN UNDERWRITING DISCOUNT, INSERT -- As compensation to the Underwriters for their commitments hereunder, the Company and each Selling Stockholder, will, on the applicable Delivery Date (as that term is defined in Section 4), pay to the Representatives, for the accounts of the several Underwriters, an amount equal to $___ per share for the Stock to be delivered by the Company and the Selling Stockholders hereunder on such Delivery Date.]

         The Company and the Selling Stockholder shall not be obligated to deliver any of the Offered Securities to be delivered on the First Delivery Date or the Second Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Offered Securities to be purchased on such Delivery Date as provided herein.

         [FOR STOCK USE -- 4.     Delivery of and Payment for the Offered
Securities. Delivery of and payment for the Firm Stock shall be made at the offices of ____________ at 10:00 A.M., New York City time, on the [third][fourth] full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company and the Selling Stockholder shall deliver or cause to be delivered certificates representing the Firm Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company and the Selling Stockholder of the purchase price by wire transfer of federal (same-day) funds to an account or accounts previously designated in writing to __________ by the Company and the Selling Stockholders. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Company and the Selling Stockholders shall make the certificates representing the Firm Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

         At any time on or before the thirtieth day after the date of this Agreement the option granted in Section 3 may be exercised by written notice being given to the Company by the Representatives. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as the "Second Delivery Date" and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a "Delivery Date".

         Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 10:00 A.M., New York City time, on the Second Delivery Date. On the Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer of federal (same-day) funds to an account or accounts previously designated in writing to ______________ by the Company Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice.

For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Company shall make the certificates representing the Option Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Second Delivery Date.]

         [IF THE COMPENSATION PAYABLE TO THE UNDERWRITERS IS SEPARATELY STATED AS AN UNDERWRITING COMMISSION, RATHER THAN AN UNDERWRITING DISCOUNT, INSERT -- On each Delivery Date, the Company and each Selling Stockholder will pay, or cause to be paid, the commission payable on such Delivery Date to the Underwriters under the last paragraph of Section 3 by certified or official bank check or checks payable in New York Clearing House (next-day) funds.]

         5. Offering of Offered Securities by the Underwriters. Upon authorization by the Representatives of the release of the [FOR DEBT SECURITIES USE -- Offered Securities] [FOR STOCK USE -- Firm Stock], the several Underwriters propose to offer the [FOR DEBT SECURITIES USE -- Offered Securities] [FOR STOCK USE -- Firm Stock] for sale upon the terms and conditions set forth in the Prospectus. Each U.S. Underwriter agrees that, except to the extent permitted by the Agreement Between U.S. Underwriters and International Managers, it will not offer or sell any of the Offered Securities outside of the United States.

         6.   Further Agreements of the Company.  The Company agrees:

         (a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the last Delivery Date except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; to advise the

              Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

         (b) To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

         (c) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement [IF AN OFFERING OF DEBT SECURITIES OR CONVERTIBLE EXCHANGEABLE PREFERRED STOCK, INSERT -- , the Indenture] [IF AN OFFERING OF DEBT SECURITIES OR PREFERRED STOCK, INSERT -- , the computation of the ratio of earnings to fixed charges] and the computation of per share earnings), (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (iii) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Offered Securities or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

         (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

         (e) To the extent practicable, prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus, any document incorporated by reference in the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, and to the extent not practicable, immediately thereafter, to furnish a copy thereof to the Representatives and counsel for the Underwriters and to consult with the Representatives prior to the filing;

         (f) As soon as practicable after the Effective Date, but in any event not later than 410 or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company's fiscal year, 455 days after the end of the Company's current fiscal quarter, to make generally available to the Company's security holders and to deliver to the Representatives an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

         (g) Until the earlier of the expiration of the period of five years following the Effective Date and the date on which the Company ceases to be subject to the reporting requirements of the Exchange Act, to furnish to the Representatives copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

         (h) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Offered Securities [IF AN OFFERING OF CONVERTIBLE PREFERRED STOCK OR CONVERTIBLE DEBT SECURITIES, INSERT -- and the Common Stock issuable upon conversion of the Stock] [IF AN OFFERING OF CONVERTIBLE EXCHANGEABLE PREFERRED STOCK, INSERT -- , the Debentures issuable in exchange for the Stock and the Common Stock issuable upon conversion of the Stock or the Debentures] for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offered Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

         (i) Except as described in the Prospectus, for a period of 180 days from the date of the Prospectus, not to, directly or indirectly, offer for sale, sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (other than the Offered Securities and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), without the prior written consent of ______________; and to cause each of CapStar Executive Investors I, L.L.C., CapStar Executive Investors II, L.L.C., CapStar GP Corp., CapStar Hotels, Inc., Latham Hotels, Inc., New CapStar Group I, L.L.C., New CapStar Group II, L.L.C., Paul W. Whetsell, David E. McCaslin John Emery, John E. Plunket, Michael T. George,
              D. Scott Livchak and Robert Gauthier to furnish to the Representatives, prior to the First Delivery Date, a letter or letters, in form and substance satisfactory to counsel for the Underwriters, pursuant to which each such person shall agree not to, directly or indirectly, offer for sale, sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock for a period of 180 days from the date of the Prospectus, without the prior written consent of ______________;

         [FOR STOCK USE --- (j)   Prior to the Effective Date, to apply for the
              listing of the Offered Securities on the New York Stock Exchange, Inc. and to use its best efforts to complete that listing, subject only to official notice of issuance and evidence of satisfactory distribution, prior to the First Delivery Date;

         [IF AN OFFERING OF CONVERTIBLE PREFERRED STOCK, INSERT -- (k) To use its best efforts to complete the listing of the Common Stock issuable upon conversion of the Stock [IF AN OFFERING OF CONVERTIBLE EXCHANGEABLE PREFERRED STOCK, INSERT -- or Debentures] on the [New York][American] Stock Exchange, Inc.][National Market System] prior to the initial issuance of such Common Stock;]

         (l) To apply the net proceeds from the sale of the Offered Securities being sold by the Company as set forth in the Prospectus; and

         (m) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

         7. Further Agreements of the Selling Stockholders. Each of the Selling Stockholders severally agrees:

         (a) For a period of 180 days from the date of the Prospectus, not to, directly or indirectly, offer for sale, sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (other than the Offered Securities), without the prior written consent of ______________

         (b) That the Offered Securities to be sold by the Selling Stockholders hereunder are subject to the interest of the Underwriters, that the custody arrangements made, or to be made, by, or on behalf of, the Selling Stockholders in respect of such Offered Securities are to that extent irrevocable, and that the obligations of the Selling Stockholders hereunder shall not be terminated by any act of the Selling Stockholders, by operation of law or the occurrence of any other event.

         (c) To deliver to the Representatives prior to the First Delivery Date a properly completed and executed United States Treasury Department Form W-9.

         8. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Offered Securities and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the stock; (e) the fees (including reasonable attorneys' fees) and expenses incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Offered Securities; (f) any applicable listing or other fees; (g) the fees and expenses of qualifying the Offered Securities under the securities laws of the several jurisdictions as provided in Section 6(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) any fees charged by rating agencies for the rating of the Offered Securities; and (i) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholder under this Agreement; provided that, except as provided in this Section 8 and in Section 13 the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Offered Securities which they may sell and the expenses of advertising any offering of the Offered Securities made by the Underwriters.

         9. Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Stockholder contained herein, to the performance by the Company and the Selling Stockholder of their obligations hereunder, and to each of the following additional terms and conditions:

         (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

         (b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Hogan & Hartson L.L.P., counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

         (c) Subsequent to the execution and delivery of the Underwriting Agreement and prior to the First Delivery Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) of the Securities Act.

         (d) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Offered Securities, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Selling Stockholder shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

         (e) Paul, Weiss, Rifkind, Wharton and Garrison shall have furnished to the Representatives their written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                   (i) The Company and each of its subsidiaries have been duly formed and are validly existing as corporations, limited partnerships or limited liability companies, as the case may be, in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing as foreign corporations, limited partnerships or limited liability companies, as the case may be, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses (as set forth in certificates of officers of the Company upon which such counsel is relying without independent investigation) requires such qualification and have all corporate, partnership or limited liability company, as the case may be, power and authority necessary to own or hold their respective properties and conduct the businesses in which they are engaged as described in the Prospectus;

                   (ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the shares of Offered Securities being delivered on such Delivery Date) have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and any shares of Common Stock, any shares of Preferred Stock, any Debt Securities and any Warrants (other than the Offered Securities to be offered and sold by the Company to the Underwriters hereunder) that are outstanding were offered and sold in transactions exempt from the registration requirements of the Securities Act and in compliance with all applicable provisions of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law") and all of the issued shares of capital stock, partnership interests or limited liability company membership interests, as the case may be, of each subsidiary of the Company (other than Leperq Atlanta Renaissance Partners, L.P. (the "Atlanta Partnership")) have been duly and validly authorized and issued and (except for partnership interests of general partners and except to the extent the limited liability company agreements governing the respective limited liability companies provide otherwise) are fully paid, non-assessable and are owned directly or indirectly by the Company, to such counsel's knowledge free and clear of all liens, encumbrances, or claims except for liens in favor of Bankers Trust Company and/or any of its affiliates to secure indebtedness; with respect to the general and limited partnership interests of the Atlanta Partnership held by the Company, such interests are owned directly or indirectly by the Company, to such counsel's knowledge free and clear of all liens, encumbrances, or claims except for liens in favor of Lehman Brothers Holdings, Inc. and/or any of its affiliates to secure indebtedness;

                   (iii) Except as set forth in the Prospectus, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any unissued shares of the Offered Securities to be issued and sold by the Company to the Underwriters hereunder pursuant to the

              Company's charter or by-laws or any agreement or other instrument known to such counsel;

                   (iv) Except as set forth in the Prospectus, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any of the partnership interests in the Operating Partnership pursuant to the Operating Partnership's Agreement of Limited Partnership, as amended, or, to such counsel's knowledge, any agreement or other instrument to which the Company is a party;

                   (v) To the best of such counsel's knowledge, based solely on a review of such counsel's internal litigation docket, and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which could be expected to have a Material Adverse Effect; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                   (vi) The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission;

                   (vii) The Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company prior to such Delivery Date (other than the financial statements and related schedules and statistical data therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations;

                   (viii) To the best of such counsel's knowledge, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement;

                   (ix) This Agreement has been duly authorized, executed and delivered by the Company;

                   (x) The amended and restated Agreement of Limited Partnership of the Operating Partnership has been duly authorized, executed and delivered by the Company and CapStar Sub and constitutes the valid and binding agreement of each such party, enforceable against each such party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, liquidation, moratorium or other similar laws affecting the rights and remedies of creditors generally and except as may be subject to general principles of equity (regardless of whether such agreement is considered in a proceeding in equity or at law), and except as rights to indemnity and contribution thereunder may be limited by applicable law and public policy;

                   (xi) The issue and sale of the shares of Offered Securities being delivered on such Delivery Date by the Company and the compliance by the Company and the Operating Partnership with all of the provisions of this Agreement [FOR DEBT SECURITIES USE -- , the Indenture and the Debt Securities,] and the consummation of the transactions contemplated hereby [, and thereby,] will not conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject which breach is reasonably likely to have a Material Adverse Effect, nor will such actions result in any violation of the provisions of the charter, by-laws, limited partnership agreement or operating agreement of the Company or any of its subsidiaries or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body of the United States, the State of New York or established pursuant to the Delaware Corporation Law having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; except for the registration of the Offered Securities under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Offered Securities by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement [FOR DEBT SECURITIES USE -- , the Indenture and the Debt Securities] by the Company and the consummation of the transactions contemplated hereby, [and thereby];

                   (xii) Except as set forth in the Prospectus, to the best of such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;

                   (xiii) Neither the Company nor any of its subsidiaries is an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                   (xiv) The Operating Partnership will be treated as a partnership, and not as an "association" or "publicly traded partnership" taxable as a corporation, for federal income tax purposes; and

                   (xv) The statements under the captions "Description of Capital Stock," "Description of Debt Securities" and "Description of Warrants" in the Prospectus, and "Certain Relationships and Related Transactions" incorporated into the Prospectus, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein are correct in all material respects.

              In rendering such opinion, such counsel may (i) state that their opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the Delaware Corporation Law and that such counsel is not admitted in the State of Delaware; and (ii) in giving the opinions referred to in Section 9(e)(i) (solely with regard to organization and qualification of the Company's subsidiaries),
              Section 9(e)(ii) (solely with regard to capital stock, partnership interests or limited liability company membership interests, as the case may be, of subsidiaries of the Company being duly and validly authorized and issued and fully paid and non-assessable), state that they are relying on an opinion or opinions of other counsel as to such matters, provided that the Underwriters shall have received such opinion or opinions, in form and substance satisfactory to Underwriter's counsel, of other counsel reasonably acceptable to Underwriters' counsel. Such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives, to the effect that (x) in connection with the preparation of the Registration Statement and the Prospectus, such counsel have participated in conferences with certain officers and other representatives of the Company, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and (y) based on such participation, no facts have come to the attention of such counsel which lead them to believe that the Registration Statement (except for financial statements and schedules and other statistical data included therein or omitted therefrom, as to which such counsel need make no statement), as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (except for financial statements and schedules and other statistical data included therein or omitted therefrom, as to which such counsel need make no statement) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
              The foregoing statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except for the statements made in the Prospectus under the caption "Description of Capital Stock," insofar as such statements relate to the Offered Securities and concern legal matters.

         (f) The counsel for the Selling Stockholders shall have furnished to the Representatives its written opinion, as counsel to the Selling Stockholder, addressed to the Underwriters and dated the First Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                   (i) Each of the Selling Stockholders has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement; the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by each of the Selling Stockholders and the consummation by each the Selling Stockholders of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any Selling Stockholder is a party or by which any Selling Stockholder is bound or to which any of the property or assets of any Selling Stockholder is subject or (ii) constitute a violation of any statute, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any Selling Stockholder or the property or assets of any Selling Stockholder. Except for the registration of the Offered Securities under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Offered Securities by the Underwriters, no consent, approval, authorization, or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by any Selling Stockholder and the consummation by the Selling Stockholders of the transactions contemplated hereby;

                   (ii) This Agreement has been duly authorized, executed and delivered by, or on behalf of, the Selling Stockholders and constitutes valid and binding agreements of the Selling Stockholders, enforceable in accordance with their respective terms, except as rights to indemnification and contribution may be limited by applicable securities laws (such counsel may except from the opinion in this clause the application of bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and may limit such opinion with respect to the availability of equitable remedies and the enforceability of provisions providing for indemnification and contribution for violations of securities laws);

                   (iii) Good and valid title to the Offered Securities to be sold by the Selling Stockholders under this Agreement, free and clear of all liens, encumbrances, equities or claims, has been transferred to each of the several Underwriters.

              In rendering such opinion, such counsel may (i) state that its opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of _____ and the Revised Limited Uniform Partnership Act of Delaware and that such counsel is not admitted in the State of Delaware and (ii) in rendering the opinion in Section 9(f)(iii) above, rely upon a certificate of the Selling Stockholder in respect of matters of fact as to ownership of and liens, encumbrances, equities or claims on the shares of Offered Securities sold by the Selling Stockholder, provided that such counsel shall furnish copies thereof to the Representatives and state that it believes that both the Underwriters and it are justified in relying upon such certificate.

         (g) The Representatives shall have received from Hogan & Hartson L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Offered Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

         (h) At the time of execution of this Agreement, the Representatives shall have received from KPMG Peat Marwick a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

         (i) At the time of execution of this Agreement, the Representatives shall have received from _____________ a letter in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

         (j) With respect to the letters of KPMG Peat Marwick and ___________ referred to in clauses (h) and (i) hereof and delivered to the Representatives concurrently with the execution of this Agreement (the "initial letters"), the Company shall have furnished to the Representatives letters (the "bring-down letters") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letters (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letters), the conclusions and findings of such firms with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

         (k) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating that:

                   (i) The representations, warranties and agreements of the Company in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 9(a) and 9(m) have been fulfilled; and

                   (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

         (l) The Selling Stockholders (or the Custodian) shall have furnished to the Representatives on the First Delivery Date certificates, dated the First Delivery Date, signed by, or on behalf of, each of the Selling Stockholders (or the Custodian) stating that the representations, warranties and agreements of the Selling Stockholder contained herein are true and correct as of the First Delivery Date and that the Selling Stockholders have complied with all agreements contained herein to be performed by the Selling Stockholders at or prior to the First Delivery Date.

         (m) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered

              Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

         (n) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction,
              (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of a majority in interest of the several Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Offered Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.


         (o) There shall be issued and outstanding with respect to each of the Owned Hotels (as defined in the Prospectus) an ALTA form of owner's title insurance policy (or local equivalent with respect to those Owned Hotels located in jurisdictions where an ALTA form of owner's title insurance is not available) insuring the fee simple estate of the applicable subsidiary of the Company in the Owned Hotel owned by such subsidiary in an amount at least equal to the acquisition price of such Owned Hotel and each such title insurance policy will continue to be in full force and effect immediately following the consummation of the Offering.

         [FOR COMMON STOCK USE -- (p) The New York Stock Exchange, Inc. shall have approved the Offered Securities for listing, subject only to official notice of issuance and evidence of satisfactory distribution.]

         (q) The Representatives shall have received the written opinion or opinions or other certification in form and substance acceptable to Underwriter's counsel, of other counsel reasonably acceptable to Underwriter's counsel to the effect that with regard to the Owned Hotels (as defined in the Prospectus), the Company and/or its subsidiaries hold all state food, beverage and liquor licenses necessary or required for such corporations, partnerships and limited liability companies to conduct their business as currently conducted in each state.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

         10.  Indemnification and Contribution.

         (a) The Company and the Operating Partnership, jointly and severally, shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Offered Securities), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Offered Securities under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Offered Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company and the Operating Partnership shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Operating Partnership shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, or in any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein [FOR DEBT SECURITIES ADD -- , or the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee]. The foregoing indemnity agreement is in addition to any liability which the Company or the Operating Partnership may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

         (b) The Selling Stockholders, jointly and severally, shall indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Offered Securities), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information relating to the Selling Stockholders furnished to the Company or the Underwriters expressly for use in the Registration Statement (or any amendment thereto), or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The foregoing indemnity agreement is in addition to any liability which the Selling Stockholders may otherwise have to any Underwriter or any officer, employee or controlling person of that Underwriter.

         (c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), the Selling Stockholders and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the

              Company, the Selling Stockholders or any such director, officer, employee or controlling person.

         (d) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company, the Operating Partnership or the Selling Stockholders under this Section 10 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of one such separate counsel shall be paid by the Company, the Operating Partnership and the Selling Stockholders. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (e) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, the Operating Partnership and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause
              (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Operating Partnership, and the Selling Stockholder on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Operating Partnership, and the Selling Stockholders on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Securities purchased under this Agreement (before deducting expenses) received by the Company, the Operating Partnership, and the Selling Stockholders, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the

              Offered Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Offered Securities under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Operating Partnership, the Selling Stockholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Company shall be deemed to be also for the benefit of the Operating Partnership and information supplied by the Company shall also be deemed to have been supplied by the Operating Partnership. The Company, the Operating Partnership, the Selling Stockholders and the Underwriters further agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this
              Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of-any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.

         (f) The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Offered Securities by the Underwriters set forth on the cover page of, the legend concerning over-allotments on the inside front cover page of and the concession and reallowance figures appearing under the caption "Underwriting" in, the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

         11. Defaulting Underwriters. If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Offered Securities which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in
Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Offered Securities on such Delivery Date if the total number of shares of the Offered Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Offered Securities to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Offered Securities which it agreed to purchase on such Delivery Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Offered Securities to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 13. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in
Schedule 1 hereto who, pursuant to this Section 11, purchases Firm Stock which a defaulting Underwriter agreed but failed to purchase.

         Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company and the Selling Stockholders for damages caused by its default. If other underwriters are obligated or agree to purchase the Offered Securities of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

         12. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company and the Selling Stockholders prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 9(m) or 9(n), shall have occurred or if the Underwriters shall decline to purchase the Offered Securities for any reason permitted under this Agreement.

         13. Reimbursement of Underwriters' Expenses. If (a) the Company or the Selling Stockholders shall fail to tender the Offered Securities for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholders to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company or the Selling Stockholders is not fulfilled, the Company and the Selling Stockholders will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Offered Securities, and upon demand the Company and the Selling Stockholders shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to
Section 11 by reason of the default of one or more Underwriters, neither the Company nor the Selling Stockholders shall be obligated to reimburse any defaulting Underwriter on account of those expenses.

         14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

         (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to ______________, __________, _______,
              _____ _____, Attention:  Syndicate Department (Fax:
              ___-___-____), with a copy, in the case of any notice pursuant to
              Section 10(d), to the Director of Litigation, Office of the General Counsel, ______________, _________________________,
              _________, __, _____;

         (b) if to the Company or to the Operating Partnership, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement,
              Attention:  Paul W. Whetsell (Fax:  202-965-4445);

         (c) if to the Selling Stockholder, shall be delivered or sent by mail, telex or facsimile transmission to _____________, ________________, _________________, ________________, (Fax:
              _______), with a copy to ______________ ,________________________
              , _____________________ , ______________ (Fax:  ______________ );

provided, however, that any notice to an Underwriter pursuant to Section 10(d) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Selling Stockholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by ______________ on behalf of the Representatives and the Company and the Underwriters shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of such Selling Stockholders by the Custodian.

         15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Stockholders and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholders contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         16. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Operating Partnership, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Offered Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

         17. Definition of the Terms "Business Day" and "Subsidiary." For purposes of this Agreement, (a) "business day" means any day on which York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

         18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of New York without regard to the principles of conflicts of laws thereof.

         19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         If the foregoing correctly sets forth the agreement Operating Partnership among the Company, the Operating Partnership, the Selling Stockholders and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                               Very truly yours,


                               CapStar Hotel Company

                               By:___________________________________
                                      Paul W. Whetsell, President and Chief
                                      Executive Officer

                               CapStar Management Company, L.P.

                               By:___________________________________
                                      CapStar GP Corp., its general partner

                               By:___________________________________
                                      Paul W. Whetsell, President



                               ______________________________________
                               The Selling Stockholders

                               By:___________________________________
                                                  , Attorney-in-Fact

                               By:___________________________________

                               Accepted:

______________

For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto

By ______________

By:_____________________________
    Authorized Representative

                                 [FOR STOCK USE ONLY]

                                      SCHEDULE 1


                                                      NUMBER OF
         UNDERWRITERS                                  SHARES


            Total

[FOR SECONDARY OFFERING ONLY]


                                      SCHEDULE 2

Name of Selling Stockholder                      Number of Shares



    Total

                              [FOR DEBT SECURITIES ONLY]


                                UNDERWRITING AGREEMENT

August   , 1997


CapStar Hotel Company
1010 Wisconsin Avenue, N.W.
Suite 650
Washington, DC 20007

Dear Sirs:

         We (the "Representative") are acting on behalf of the underwriter or underwriters (including ourselves) named below (such underwriter or underwriters being herein called the "Underwriters"), and we understand that CapStar Hotel Company, a Delaware corporation (the "Company"), proposes to issue and sell [CURRENCY AND PRINCIPAL AMOUNT] aggregate initial offering price of [FULL TITLE OF DEBT SECURITIES] (the "Debt Securities"). The Debt Securities are also referred to herein as the "Offered Securities." The Debt Securities will be issued pursuant to the provisions of an Indenture dated as of __________ __ , 1997 (the "Indenture") between the Company and _____________ , as Trustee (the "Trustee").

         Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective principal amounts of Debt Securities, plus accrued interest, if any, from [DATE OF OFFERED SECURITIES] to the date of payment and delivery:

                                            PRINCIPAL AMOUNT OF
              NAME                             DEBT SECURITIES



         Total

         The Underwriters will pay for the Offered Securities upon delivery at the offices of ___________________________ , ______________ at 10:00 a.m., New
York time on ____________ __ , 1997, or at such time, not later than 5:00 p.m., (New York time) on _____________ __ , 1997, and place, as shall be designated by the Representatives. The time and date of such payment and delivery are hereinafter referred to as the Delivery Date.

         The Offered Securities shall have the terms set forth in the Prospectus dated _________ __ , 1997, and the Prospectus Supplement date _________ __ , 1997, including the following:

TERMS OF DEBT SECURITIES

         Maturity Date:

         Interest Rate:

         Redemption Provisions:

         Interest Payment Dates:  _________ __ , 19__ and __________ __ , 19__
         commencing _________ __ , 19__  (Interest accrues from ____________ __
         , 19__)

         Form and Denomination:

         [Other terms:]


         All provisions contained in the document entitled CapStar Hotel
Company Underwriting Agreement Standard Provisions (Debt Securities) dated September __, 1997, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same as if such provisions had been set forth in full herein, except that if (i) any terms defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not an Offered Security shall not be deemed to be a part of this Agreement, and (iii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.

         Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

                                                 Very truly yours,

Acting severally on behalf of themselves and the several Underwriters named herein

By: _____________________________


By: _____________________________
    Name:
    Title:

Accepted, ____________ __ , 1997

CapStar Hotel Company



By: _____________________________
    Paul Whetsell
    President and Chief Executive Officer